Exhibit 10.2

CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. THE OMITTED NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE COMMISSION.

Execution Copy

AMENDED AND RESTATED MERCHANT AGREEMENT

BETWEEN

ROOMSTORE, INC.

AND

HSBC BANK NEVADA, NATIONAL ASSOCIATION

Dated as of September 1, 2005

Section 13.24	Jurisdiction	25
Section 13.25	WAIVER OF JURY TRIAL	25

AMENDED AND RESTATED CREDIT CARD PROGRAM AGREEMENT

This Amended and Restated Credit Card Program Agreement (“Agreement”) is made and entered into as of the 1 day of Sept, 2005 (“Effective Date”), by and between HSBC Bank Nevada, N.A., (“HSBC”), with its principal place of business at 1111 Town Center Drive, Las Vegas, NV 89144 and RoomStore, Inc. a Virginia corporation (“Merchant”), with its principal place of business at 12501 Patterson Avenue, Richmond, Virginia 23238.

WHEREAS, Beneficial National Bank USA (“Beneficial”) and HMY Roomstore, Inc. 1 (“HMY”) entered into a Merchant Agreement (“the First Beneficial Contract”) dated January 12, 1998.

WHEREAS, Beneficial and HMY d/b/a/ The HUB Furniture Centers entered into a Merchant Agreement (“the Second Beneficial Contract”) dated February 2, 1998.

WHEREAS, on or about June 1, 1998, Beneficial and HMY amended the First Beneficial Contract to amend the correct name of HMY and other terms and conditions.

WHEREAS, on or about October 16, 1998, Beneficial and HMY amended the Second Beneficial Contract in a manner that the Second Beneficial Contract would be in full force and effect for all of HMY’s businesses, not just those doing business as “The Hub”.

WHEREAS, on or about May 10, 1999 Beneficial assigned its rights and obligations under the Second Beneficial Contract to its successor-in-interest, Household Bank (SB), N.A.2 (“Household”)

WHEREAS, on or about October 15, 2001 and in May, 2002, Household and HMY further amended the Second Beneficial Contract.

WHEREAS, on March 1, 2005, Household Bank (SB), N.A. was renamed “HSBC Bank Nevada, N.A.”

WHEREAS, on or about May 25, 2005 HMY was renamed “RoomStore, Inc.”

WHEREAS, Merchant and HSBC desire to formally amend and restate the Second Beneficial Contract, the amendments thereto, and new terms and conditions as part of this Agreement which will supersede any and all of the previous agreements between the parties except for the obligations and duties which arose prior to the Effective Date of this Agreement.

THEREFORE, In consideration of the mutual promises, covenants, and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Merchant and HSBC agree as follows:

[1]	“HMY Roomstore, Inc.” was inadvertently misspelled in the Beneficial Contract as “H Y Roomstore, Inc.”
[2]	Beneficial was later merged into Household Bank (SB), N.A. in 2002.

ARTICLE 1 - DEFINITIONS

Section 1.1 Definitions.

In addition to the words and phrases defined above, the following words and phrases shall have the following meanings:

(a)	“Account” means a private label revolving credit card account established by HSBC for the Cardholder to be used by the Cardholder to finance the purchase of Goods from Merchant pursuant to the terms of the Cardholder Agreement.

(b)	“Affiliate” means any entity that is owned by, owns, or is under common control with, a party or its ultimate parent.

(c)	“Amendment Compensation Payment” shall have the meaning set forth in Section 2.2.

(d)	“Applicable Law” means collectively or individually any applicable law, rule, regulation or judicial, governmental or administrative order, decree, ruling, opinion or interpretation.

(e)	“APR” means annual percentage rate.

(f)	“Authorization” means permission from HSBC to make a Card Sale.

(g)	“Authorization Center” means the facility designated by HSBC as the facility to provide authorization to Merchant to make Card Sales.

(h)	“Base LIBOR” means 3.20%.

(i)	“Business Day” means any day except Saturday or Sunday or a day on which banks are closed in the State of Nevada.

(j)	“Card” means the private label credit card issued by HSBC for the Program.

(k)	“Cardholder” means (i) the person in whose name an Account is opened, and (ii) any other authorized users of the Account and Card.

(l)	“Cardholder Agreement” means as to any Account, the related agreement between the Cardholder and HSBC, governing the terms and conditions of such Account, as such agreement may be amended from time to time by HSBC.

(m)	“Card Sale” means any sale of Goods that Merchant makes to a Cardholder pursuant to this Agreement and the Cardholder Agreement that is charged to an Account.

(n)	“Chargeback” means the return to Merchant and reimbursement to HSBC of a Sales Slip or Card Sale for which Merchant was previously paid pursuant to Section 5.7 and Article 7.

(o)	“Charge Transaction Data” means all transaction information, with regard to each Card Sale of Goods and Services by a Cardholder and each return of Goods and Services for credit on an Account, in the form of electronic data as more particularly set forth in the Operating Instructions.

(p)	“Confidential Information” means this Agreement, the Letter of Intent dated June 6, 2005, all negotiations, drafts, and documents related to this Agreement and all information, software, systems and data that Merchant receives from HSBC or from any other source relating to the Program and matters which are subject to the terms of this Agreement, including, but not limited to, Cardholder names and addresses or other Account information, in any form.

(q)	“Credit Slip” means evidence of a credit in a paper or electronic form for Goods purchased from Merchant.

(r)	“Effective Date” means the date first above written.

(s)	“Goods” means all products and related services sold by Merchant in the ordinary course of Merchant’s business to individual consumers for personal, family or household purposes, and certain warranties expressly authorized by HSBC.

(t)	“Interest Free – Equal Payment” is a Promotional Credit Plan meaning an interest free account with equal payments for a specific period of time.

(u)	“LIBOR” means the Business Daily average, for the applicable calendar month, of the one (1) year London Interbank Offered Rate as published by Bloomberg Financial Markets.

(v)	“Month” means a calendar month unless used in connection with a Promotional Credit Plan period.

(w)	“Net Card Sales” means gross Card Sales, minus Normal Business Returns and Chargebacks, during the specified period of time.

(x)	“Net Monthly Card Sales” means gross Card Sales, minus Normal Business Returns and Chargebacks, for a given Month.

(y)	“Normal Business Return” means a full refund (i.e., price plus original tax, and shipping and handling if applicable) given in the ordinary course of business by Merchant for (i) a returned product, (ii) a damaged or defective product (iii) a package that is returned marked “undeliverable”, or (iv) a cancellation of services.

(z)	“Operating instruction’s” means the regulatory guidelines and operating instructions and/or procedures designated by HSBC from time to time concerning the Program.

(aa)	“Prime Rate”, with regard to the Accounts, means the highest Prime Rate published in The Wall Street Journal “Money Rates” section.

(bb)	“Program” means the private label revolving credit card program associated with Merchant whereby Accounts will be established and maintained by HSBC, Cards issued by HSBC to qualified consumers purchasing Merchant’s Goods, and Card Sales funded all pursuant to the terms of this Agreement.

(cc)	“Program Year” means any consecutive twelve (12) Month period commencing on the first day of funding of Accounts after the Effective Date and each subsequent twelve (12) Month period.

(dd)	“Promotional Credit Plan” means one of the promotional credit plans set forth in the Cardholder Agreement.

(ee)	“Proprietary Designations” means name, logo, trademarks, servicemarks and any other proprietary designations.

(ff)	“SAC/Delayed Monthly Payment” or “SAC Without Pay” is a Promotional Credit Plan, meaning a same as cash credit promotion without required minimum monthly payments during the required promotion period.

(gg)	“SAC/Monthly Payment” or “SAC With Pay” is a Promotional Credit Plan, meaning a same as cash credit promotion with required minimum monthly payments during the required promotion period.

(hh)	“Sales Slip” means evidence of a Card Sale in paper or electronic form for Goods purchased from Merchant.

(ii)	“Terminal” means an electronic terminal or computer capable of communicating by means of an on-line or dial-up electronic link with an Authorization Center.

ARTICLE 2 - ESTABLISHMENT OF PROGRAM AND PROGRAM ECONOMICS

Section 2.1 General Parameters.

Merchant desires to make financing available to consumers purchasing Goods from Merchant and to participate in the Program in accordance with the terms and conditions set forth in this Agreement. HSBC, a credit card bank in the business of providing revolving credit financing pursuant to a credit card, has agreed to provide such financing under the Program to individual qualified consumers purchasing Merchant’s Goods pursuant to the terms and conditions set forth in this Agreement.

Section 2.2 Amendment Compensation Payment.

HSBC shall pay Merchant an Amendment Compensation Payment as set forth on Schedule 2.2.

Section 2.3 Promotional Credit Plan Discounts.

Each Sales Slip or Card Sale generated pursuant to a standard plan or Promotional Credit Plan shall be subject to the Promotional Credit Plan Discounts as set forth on Schedule 2.3.

Section 2.4 Credit Review; Ownership of Accounts.

(a) All completed applications for Accounts submitted by Merchant to HSBC, whether mailed, telephoned or electronically transmitted, will be processed and approved or declined in accordance with such credit criteria and procedures established from time to time by HSBC, with HSBC having and retaining all rights to reject or accept such applications. HSBC will only accept applications for revolving credit pursuant to the credit card it issues for individual, personal, family or household use. HSBC or its Affiliates shall own the Accounts, as well as the information associated with the Accounts, including names, mailing addresses, and e-mail addresses, and shall bear the credit risk for such Accounts. HSBC shall share such information with Merchant to the extent allowed by Applicable Law. HSBC shall not be obligated to take any action under an Account, including making future advances or credit available to Cardholders. HSBC shall not be obligated to accept applications for a Card or to approve any Card Sale for consumers who do not have their principal residence and billing address in the United States or Canada.

(b) Both parties acknowledge and agree that the $8.00 payment that HSBC and/or its successors-in-interest were paying to Merchant and/or its predecessors or successors-in-interest, as compensation for services rendered, based on previous agreements and promises, is hereby discontinued.

(c) Beginning One Hundred Eighty days from the Effective Date, if the in-store application approval rate remains at or below 47% during any three or more consecutive months, but the quality of the applications (based on the customer demographics) and the promotional mix (percent of total volume on certain credit promotions) remain constant, then at either HSBC’s or Merchant’s written request received by the other party, within the thirty days following the expiration of the third such month (an “Approval Rate Notice”), HSBC and Merchant will promptly meet and confer about the causes of such rate.

Following the meeting, both parties will work in good faith over the next sixty (60) days (Approval Rate Cure Period) to improve the credit customer quality and create a higher in-store application approval rate. If the credit customer quality improves, but the average in-store application approval rate does not then exceed 47% during the thirty (30) day period following the Approval Rate Cure Period, then either party shall have the right, for ninety (90) days following the expiration of the Approval Rate Cure Period, to notify the other of its intention to terminate this Agreement, provided Merchant has promoted the program to the consumers during the three consecutive months that resulted in such an Approval rate notice being issued.

Both parties acknowledge and agree that the following factors have a significant impact on application credit quality and customer demographics that can influence the application approval Rate: (i) type and length of credit promotion offered; (ii) minimum purchase requirements; (iii) length of time promotion runs (week, two-weeks, etc.); (iv) percentage off for cash or other tender discounts other than the Card, among others. Merchant agrees to promote the program, work with and cooperate with HSBC in order to enhance or mitigate these factors, as applicable, in order to improve the customer quality, reduce adverse selection and improve the overall application approval rates. For clarification purposes, “promoted” or “promote” shall mean in-store support including prominently displayed applications and signage, deferred interest and payment programs that are offered, on average, 10 days and are prominently advertised in flyers and circulars, and store personnel supporting the program through active discussion of the benefits of the program with the customer.

Section 2.5 Exclusive Relationship

Merchant agrees to make HSBC its sole and exclusive private label credit card provider during the term of this Agreement. Merchant shall not issue, arrange to issue, or accept any other private label credit card or co-branded credit card other than the Card under any of Merchant’s names or logos.

Section 2.6 Marketing Fund Contribution

HSBC shall pay Merchant a Marketing Fund Contribution as set forth on Schedule 2.6.

ARTICLE 3 - MARKETING

Section 3.1 Promotion of Program.

Merchant shall actively promote the Program at each of its locations. To the extent Merchant displays materials for credit or charge cards issued by other parties, it shall display the advertising and promotional materials relating to the Card in a manner and with a frequency equal to or greater than that afforded any other third party credit or charge card. Merchant shall prominently display at each of its locations, if appropriate, advertising and promotional materials relating to the Card, including, without limitation, take-one applications for the Card and use or display such materials in accordance with any specifications mutually agreed to by HSBC and Merchant. Such materials shall be used only for the purpose of soliciting accounts for the Program. Any solicitation, written material, advertising or the like relating to the credit terms and credit products offered pursuant to the Program shall receive HSBC’s prior review and written approval. If HSBC prepares any such material at Merchant’s request, HSBC will charge Merchant and Merchant agrees to pay for any such material. Such review and approval by HSBC shall be limited to the review and approval of the credit terms and credit products and shall not be construed as review or approval of any advertising or solicitation materials for any other purpose or for compliance with any provisions of any local, state or federal advertising laws not related to credit terms or credit products. Following termination of this Agreement, Merchant shall not use any such materials.

Section 3.2 Card Promotions, Services and Enhancements.

HSBC and Merchant may from time to time mutually agree to offer to existing or potential Cardholders credit promotions, additional services and/or enhancements. The terms of such promotions, services and enhancements shall be mutually agreed upon and/or discontinued by HSBC and Merchant.

Section 3.3 Web Sites.

Merchant shall include a link on its web site to the HSBC web site and include language approved by HSBC notifying visitors that they may complete an application for a Card via the Internet by clicking on such link.

ARTICLE 4 - ACCOUNT TERMS

Section 4.1 Cardholder Terms and Conditions.

The Cardholder Terms and Conditions are set forth on Schedule 4.1.

ARTICLE 5 - OPERATIONAL RESPONSIBILITIES

Section 5.1 Consumer Transactions.

Merchant shall honor all valid Cards without discrimination, when properly presented by Cardholders for payment of Goods.

Section 5.2 Surcharges and Differential Treatment.

(a)	Merchant shall not require, through an increase in price or otherwise, any Cardholder to pay any surcharge at the time of sale or pay any part of any charge imposed by HSBC on Merchant.

(b)

(b)	Merchant shall not establish minimum charge amounts for standard purchases.

Section 5.3 Forms and Cards.

HSBC shall provide, and Merchant shall only use, the applications sales/credit slips [if applicable] and Cardholder Agreements as are provided by HSBC, and not use any materials provided by HSBC other than in connection with an application for a Card or a Card transaction. When provided by HSBC with a new edition of forms with the instruction to replace the previous editions with the new editions by a certain date, Merchant shall do so in accordance with the instructions.

HSBC and Merchant shall agree upon the design of Cards and applications. HSBC shall be responsible for card production and issuance and will pay for the issuance of Cards to Cardholders. The terms and conditions set forth on the applications, Cardholder Agreements, and other forms shall be determined by HSBC and are subject to change by HSBC from time to time.

Section 5.4 Applications.

Merchant shall, with respect to paper applications that it accepts in its stores:

(a)	make sure all information requested on the application is complete and/or legible;

(b)	obtain the signature on the application of all persons whose name will appear on the Account or will be responsible for the Account;

(c)	give the applicant the initial disclosures at the time of signing the application/agreement prior to the first transaction under the Account;

(d)

obtain and provide verification of the applicant’s identity and current address by (i) witnessing the signature on the application of each person whose name will appear on the Account or who will be responsible for the Account; and (ii) reviewing one of the following: a current drivers license containing the applicant’s photo, a current government issued identification card containing the applicant’s photo, a valid US Government issued military identification containing the applicant’s photo, a valid United States Passport containing the applicant’s photo, or a valid United States Alien Registration Card (Green Card) containing the applicant’s photo and confirming that the photo on such identification reasonably matches the applicant; and (iii) reviewing a second form of identification, for example, an unexpired major credit card (American Express, VISA, Mastercard, Discover or major private label credit card such as a Sears card) and confirming that the signature on such credit card reasonably matches the signature on the application; and (iv) recording on the application where designated the drivers license number or the card type, place of issuance, and, if any, date of issuance and expiration date of such identification, as well as the address if the address differs from the address on the application;

(e)	provide all information required by HSBC for approval of applications and either legibly insert the Account number and approval number on the application in the designated area or electronically provide said information; and

(f)	send the actual original approved signed application, and a copy of the primary form of photo identification reviewed, to HSBC at HSBC’s address on page one above or such other address designated by HSBC, on a monthly basis.

Merchant shall, with respect to applications submitted to it by telephone or through the Internet:

(g)	request all information required by HSBC for such applications; and

(h)	provide all information required by HSBC, through a mode of transmission approved by HSBC, for approval of such application.

Merchant and HSBC shall use good faith efforts to develop a kiosk-type application process in the future.

Section 5.5 Sales Slips.

Merchant shall, with respect to Sales Slips:

(a)	enter legibly or capture electronically on a single Sales Slip (prior to obtaining the Cardholder’s signature for in store sales)

(i) a description of all Goods purchased in the same transaction in detail sufficient to identify the transaction;

(ii) the date of the transaction;

(iii) the Authorization number;

(iv) the entire amount due for the transaction (including any applicable taxes);

(v) if applicable, the Promotional Credit Plan and promotional period;

(vi) Cardholder’s name and shipping address;

(vii) Account number (except that Merchant shall not print more than the last 5 digits of the Account number on any Sales Slip provided to the Cardholder at the point of sale or transaction if the Sales Slip is electronically printed, provided that the full account number may be so printed if the sole means of recording the Account number is by handwriting or by an imprint or copy of the Card); and

(viii) Merchant’s store number, if applicable, and address.

If the promotional credit plan and promotional period cannot be entered on the Sales Slip, Merchant shall provide the Cardholder with the Sales Slip, as well as a handout or flyer explaining the promotional credit plan and the promotional period;

(b)	Request authorization from HSBC’s authorization center. HSBC may refuse to accept or fund any Sales Slip that is presented to HSBC for payment more than one hundred eighty (180) days after the date of Authorization of the Card Sale. If Authorization is granted, legibly enter or electronically capture and provide the Authorization number in the designated area on the Sales Slip. If Authorization is denied, do not complete the transaction and follow any instructions from the Authorization Center;

(c)	if applicable, imprint legibly on the Sales Slip the embossed legends from the Card or if the transaction is to be completed electronically or otherwise without a Card imprint, then enter legibly or electronically capture and provide, on the Sales Slip, sufficient information to identify the Cardholder and Merchant, including at least, Merchant’s store number [if applicable] and address, the Cardholder’s name, Account number and the effective date, if any, on the Card. Merchant shall be deemed to warrant the Cardholder’s true identity as an authorized user of the Card;

(d)	for in-store sales, verify the Cardholder’s identification by reviewing the Cardholder’s current photo identification, obtain the signature of the Cardholder on the Sales Slip, compare the signature on the Sales Slip with the signature panel of the Card, and if identification is uncertain or if Merchant otherwise questions the validity of the Card, contact HSBC’s Authorization Center for instructions. For telephone orders (TO), mail orders (MO), or Internet Order (IO), the Sales Slip may be completed without the Cardholder’s signature and/or a Card imprint, but Merchant shall, in addition to all other requirements under this Section 5.5, enter legibly on the signature line of the Sales Slip the letters TO, MO, or IO, as appropriate, and not provide Goods after being advised that the TO, MO, or IO has been canceled or that the Card is not to be honored;

(e)	verify the identification of the cardholder including but not limited to comparing the accuracy of the Cardholder’s signature on any documents against the signature on the back of the Card;

(f)	not present the Sales Slip to HSBC for funding until all Goods are provided to the Cardholder’s reasonable satisfaction, including but not limited to arranging delivery dates, etc. If the Card Sale is canceled or the Goods canceled or returned the Sales Slip is subject to Chargeback;

(g)	enter the Card Sale into the Terminal; and

(h)	except with respect to telephone orders, mail orders, and Internet orders, deliver a true and completed copy of the Sales Slip to the Cardholder at the time of delivery of the Card Sale.

Section 5.6 Credit Slips.

Merchant shall not make any cash refund but shall complete and deliver promptly to HSBC a Credit Slip evidencing a refund or adjustment and deliver to the Cardholder a true and complete copy of the Credit Slip at the time the refund or adjustment is made if Goods are returned, any Card Sale is terminated or canceled, or Merchant allows any price adjustment. Merchant shall sign and date each Credit Slip and include thereon a brief description of the Goods returned, Card Sale terminated or canceled, or adjustment made, the date of the original Card Sale, Authorization number, Cardholder’s name, address and Account number, and the date and amount of the credit, all in sufficient detail to identify the transaction. Merchant shall imprint or legibly reproduce on each Credit Slip the embossed legends from the Card. The amount of the Credit Slip cannot exceed the amount of the original transaction as reflected on the Sales Slip. Merchant shall issue Credit Slips only in connection with previous bona fide Card Sales and only as permitted hereunder.

Merchant shall use the same policy of permitting refunds, exchanges, returns, or adjustments for Card Sales as it does for non-Card Sales. Merchant shall be able to make cash refunds of cash deposits on non-Card Sales.

Section 5.7 Acceptance, Offset and Funding.

Subject to the terms, conditions, warranties and representations in this Agreement and provided that Merchant has satisfied all of the conditions set forth in this Agreement, HSBC agrees to pay to Merchant the amount of each valid and authorized Sales Slip or Card Sale presented to HSBC during the term of this Agreement, less the amount of the fees, charges, and discounts described below, outstanding Account balances for Sales Slips subject to Chargeback, reimbursements, refunds, customer credits and any other amounts owed to HSBC by Merchant under this Agreement. HSBC may also offset or recoup said amounts from future amounts owed to Merchant under this Agreement. Any amounts owed by Merchant to HSBC that cannot be paid by the aforesaid means shall be due and payable by Merchant on demand. If Merchant fails or refuses to pay any amounts owed to HSBC under this Agreement after HSBC’s demand, HSBC may cease authorizations for and the funding or acceptance of any Sales Slips or Card Sales or the processing of applications for an Account. Any payment made by HSBC to Merchant shall not be final but shall be subject to subsequent review and verification by HSBC. HSBC’s liability to Merchant with respect to the funding or processing of any Card Sale, Sales Slip or Credit Slip shall not exceed the amount on the Sales Slip or Credit Slip in connection with such transaction. In no event shall HSBC be liable for any incidental or consequential damages. Funding of Sales Slips by HSBC to Merchant shall be made by such means and in such manner mutually agreed to by HSBC and Merchant.

Merchant acknowledges and agrees (i) that HSBC is paying Merchant for Sales Slips in advance before HSBC can determine whether such Sales Slips are subject to Chargeback, (ii) as a result, HSBC’s payment to Merchant is conditioned upon, and reliance on, Merchant’s agreement to permit HSBC to recoup Chargebacks and other overpayments from fundings payable to Merchant under this Agreement for subsequently presented Sale Slips, and (iii) due to the ongoing reconciliation process implemented under this Agreement, the reduction of current fundings by the amount of Chargebacks and other amounts owing by Merchant to HSBC constitutes a single integrated transaction.

Section 5.8 Cardholder Payments and Endorsement.

Merchant agrees that HSBC has the sole right to receive payments on any Sales Slip or Card Sale funded by HSBC. Unless specifically authorized in writing by HSBC, Merchant agrees not to make any collections on any such Sales Slips or Card Sale. Merchant agrees to hold in trust for HSBC any payment received by Merchant of all or part of the amount of any such Sales Slip or Card Sale and to deliver any such payment to HSBC together with the Cardholder’s name, Account number, and any correspondence accompanying the payment within five (5) days of receipt by Merchant. Merchant agrees that Merchant shall be deemed to have endorsed any Sales Slip, Credit Slip, or Cardholder payments by check, money order, or other instrument made payable to Merchant that a Cardholder presents to HSBC in HSBC’s favor, and Merchant hereby authorizes HSBC to supply such necessary endorsements on behalf of Merchant. Merchant shall not receive any payments from a Cardholder to prepare and present a Credit Slip for the purpose of effecting a credit to the Cardholder’s Account.

Section 5.9 Written Complaints.

Merchant shall within three (3) business days of receipt provide HSBC with a copy of any written complaint from any Cardholder concerning an Account.

Section 5.10 Operating Instructions.

Merchant shall satisfy all other requirements designated in any Operating Instructions by HSBC, including, but not limited to, procedures and guidelines relating to cash transactions. HSBC shall provide Merchant reasonable prior notice if there are any changes in the Operating Instructions. In the event there is any inconsistency between any Operating Instructions and this Agreement, this Agreement shall govern unless otherwise expressly indicated by HSBC in any Operating Instructions.

Section 5.11 Facsimile and E-Mail Communication.

Merchant agrees to accept announcements, changes in Operating Instructions, and any other type of written material from HSBC at any time during the term of this Agreement via facsimile or e-mail transmission.

Section 5.12 Merchant Business Practices.

Merchant agrees to provide adequate services in connection with each Card Sale pursuant to standard customs and trade practices and any applicable manufacturer’s warranties, and to provide such repairs, service and replacements and take such other corrective action as may be required by Applicable Law or any applicable warranty.

Section 5.13 Presentation of Sales Slip or Credit Slips.

Merchant shall present each Sales Slip or Credit Slip to HSBC or such other entity designated by HSBC within five (5) Business Days after the date of the respective sale or credit transaction.

ARTICLE 6 - CHARGEBACKS TO MERCHANT

Section 6.1 Right to Chargeback.

Any Sales Slip or Card Sale is subject to Chargeback under any one or more of the following circumstances, and thereupon the provisions of Section 6.3 below shall apply:

(a)	the application or any information on the application or the Sales Slip or any required information on the Sales Slip is incomplete;

(b)	the Sales Slip or application is not executed by the Cardholder;

(c)	an Authorization is not obtained from the Authorization Center;

(d)	the Sales Slip is a duplicate of a Sales Slip previously paid;

(e)	the price of the Goods shown on the Sales Slip differs from the amount shown on the Cardholder’s copy of the Sales Slip;

(f)	HSBC reasonably determines that Merchant has breached or failed to satisfy, any term, condition, covenant, warranty, or other provision of this Agreement, or of the Operating Instructions, in connection with a Sales Slip, Card Sale or the transaction to which it relates, or an application for a Card or the opening of an Account;

(g)	the Sales Slip, application, cardholder agreement or Card Sale is fraudulent or is subject to any claim of illegality, cancellation, rescission, avoidance or offset for any reason whatsoever, including, without limitation, negligence, fraud, misrepresentation, or dishonesty on the part of the customer or Merchant or its agents, employees, licensees, or franchisees;

(h)	the related transaction is not a bona fide transaction in Merchant’s ordinary course of business;

(i)	the Cardholder in good faith, disputes or denies the Card Sale or other Card transaction, the execution of the Sales Slip, application, or cardholder agreement;

(j)	the Cardholder in good faith disputes or denies the delivery, quality, or performance of the Goods;

(k)	the Cardholder alleges that a credit adjustment was requested and wrongfully refused or that a credit adjustment was issued by Merchant but not posted to the Account due to Merchant’s failure to submit the Credit Slip to HSBC;

(l)	Merchant ships Goods to an address that does not match HSBC’s billing address and the Cardholder denies that the Goods were received; or

(m)	Merchant fails to deliver to HSBC the Sales Slip, Credit Slip, application or other records of the Card transaction within the time periods required in this Agreement.

Section 6.2 Fraud Chargeback Exception.

Notwithstanding anything to the contrary in Section 6.1, but subject to the limitation set forth in Section 6.2(b), HSBC and Merchant agree that where Merchant follows the terms and procedures and provides the information set forth below, a Card Sale or Sales Slip which is reasonably determined by HSBC to be the result of customer fraud, shall not be subject to Chargeback under Section 6.1.:

(a)	Merchant shall comply with Sections 5.4, 5.5, and 5.6.

(b)	Within twenty-one days of receipt of HSBC’s request, Merchant shall provide to HSBC a copy of the signed application, a copy of the applicant’s identification(s) provided at the time of the application, signed Sales Slip, and, if the Goods are shipped, signed delivery receipt.

(c)	Merchant shall receive a valid authorization code.

(d)	For Card Sales made to a Cardholder on the telephone or through the Internet, Merchant shall not ship for 24 hours after an approval to allow HSBC time to notify Merchant of suspected fraud after any appropriate fraud checks.

(e)

(f)	If Merchant has not yet shipped Goods, Merchant shall stop shipment when HSBC notifies Merchant that the transaction is a suspected fraud.

Section 6.3 Resolution and Payment.

Merchant is required to resolve any dispute or other of the circumstances described above in Section 6.1 to HSBC’s reasonable satisfaction within twenty one (21) days of notice of Chargeback or Merchant shall pay to HSBC the full amount of each such Sales Slip or Card Sale subject to Chargeback or the portion thereof designated by HSBC, as the case may be, plus the finance charges thereon, and other fees and charges provided for in the Cardholder Agreement.

Upon Chargeback to Merchant of a Sales Slip or Card Sale, Merchant shall bear all liability and risk of loss associated with such Sales Slip or Account, or the applicable portion thereof, without warranty by, or recourse or liability to, HSBC. HSBC may deduct amounts owed to HSBC under this Section from any amounts owed to Merchant under this Agreement. HSBC shall be entitled to recover reasonable attorney fees incurred by HSBC to collect any Chargeback amounts due HSBC which are not paid by Merchant in accordance with the terms of the Agreement.

ARTICLE 7 - TRANSMISSION AND RECORDS

Section 7.1 Transmission of Data.

Instead of forwarding paper Sales Slips and Credit Slips to HSBC, Merchant shall transmit to HSBC, by electronic transmission or other form of transmission designated by HSBC, all data required by this Agreement to appear on Applications, Sales Slips and Credit Slips. All data transmitted shall be in a medium, form and format mutually agreed to by HSBC and Merchant. Any errors in such data or in its transmission shall be the sole responsibility of Merchant. The means of transmission mutually agreed to shall be the exclusive means utilized by Merchant for the transmission of transaction data to HSBC.

Section 7.2 Receipt of Transmission.

Upon successful receipt of any transmission, HSBC shall accept such transmission and pay Merchant in accordance with this Agreement, subject to subsequent review and verification by HSBC and to all other rights of HSBC and obligations of Merchant as set forth in this Agreement. If data transmission is by tape, Merchant agrees to deliver upon demand by HSBC a duplicate tape of any prior tape transmission, if such demand is made within forty-five (45) days of the original transmission.

HSBC shall pay Merchant by 5:00 P.M. CST, via ACH transaction, for all Charge Transaction Data received in accordance with this Agreement by 4:00 P.M. CST the previous day. HSBC will provide funding to Merchant on all weekdays with the exception of federal banking holidays.

Section 7.3 Records.

Merchant shall maintain the actual paper Sales Slips, Credit Slips, and other records pertaining to any transaction covered by this Agreement for such time and in such manner as HSBC or any law or regulation may require, but in no event less than twenty-five (25) months after the date Merchant presents each transaction data to HSBC, and Merchant shall make and retain for at least twenty-five (25) months legible copies of the actual paper Sales Slips, Credit Slips or other transaction records. Within twenty-one (21) days, or such earlier time as may be required by HSBC, of receipt of HSBC’s request, Merchant shall provide to HSBC the actual paper Sales Slips, Credit Slips or other transaction records, any other documentary evidence available to Merchant and reasonably requested by HSBC to meet its obligations under law (including its obligations under the Fair Credit Billing Act) or otherwise to respond to questions, complaints, lawsuits, counterclaims or claims concerning Accounts or requests from Cardholders, or to enforce any rights HSBC may have against a Cardholder, including, without limitation, litigation by or against HSBC, collection efforts and bankruptcy proceedings, or for any other reason. In the event Merchant fails to comply in any respect with the provisions of this Section, HSBC may process a Chargeback for each Card Sale involved pursuant to Article 7 above. Promptly upon termination of this Agreement or upon the request of HSBC, Merchant will provide HSBC with all original and microfilm copies of documents required to be retained under this Agreement.

ARTICLE 8 - HSBC REPRESENTATIONS AND WARRANTIES

Section 8.1 General Representations and Warranties.

HSBC represents and warrants to Merchant as of the Effective Date and throughout the term of this Agreement the following:

(a)	It has full corporate or other power and authority to enter into this Agreement; that all corporate or other action required under any organization documents to make this Agreement binding and valid upon HSBC according to its terms has been taken; and that this Agreement is and will be binding, valid and enforceable upon HSBC according to its terms.

(b)	Neither (i) the execution, delivery and performance of this Agreement, nor (ii) the consummation of the transactions contemplated hereby will constitute a violation of law or a violation or default by HSBC under its articles of incorporation, bylaws or any organization documents, or any material agreement or contract, and no authorization of any governmental authority is required in connection with the performance by HSBC of its obligations hereunder.

(c)	It has and will retain all licenses required by local or state law to conduct its business and to perform its obligations under this Agreement

(d)	It will comply with all Applicable Law.

(e)	It is solvent.

ARTICLE 9 - MERCHANT REPRESENTATIONS AND WARRANTIES

Section 9.1 General Representations and Warranties.

Merchant represents and warrants to HSBC as of the Effective Date and throughout the term of this Agreement the following:

(a)	It has full corporate or other power and authority to enter into this Agreement; that all corporate or other action required under any organization documents to make this Agreement binding and valid upon Merchant according to its terms has been taken; and that this Agreement is and will be binding, valid and enforceable upon Merchant according to its terms.

(b)	Neither (i) the execution, delivery and performance of this Agreement, nor (ii) the consummation of the transactions contemplated hereby will constitute a violation of law or a violation or default by Merchant under its articles of incorporation, bylaws or any organization documents, or any material agreement or contract, and no authorization of any governmental authority is required in connection with the performance by Merchant of its obligations hereunder.

(c)	It has and will retain all licenses required by local or state law to conduct its business and to perform its obligations under this Agreement.

(d)	It will comply with all Applicable Law.

(e)	It is solvent.

Section 9.2 Representations and Warranties Regarding Card Sales and Applications.

Merchant represents and warrants to HSBC as of the Effective Date and throughout the term of this Agreement the following:

(a)	Each Card Sale will arise out of a bona fide sale of Goods by Merchant and will not involve the use of the Card for any other purpose.

(b)	It will not knowingly or willfully make Card Sales to others than will be to a consumer for personal, family, or household purposes.

(c)	Cardholder applications will be available to the public (i) without regard to race, color, religion, national origin, sex, marital status, disability or age (provided the applicant has the capacity to enter into a binding contract) and (ii) not in any manner which would discriminate against an applicant or discourage an applicant from applying for the Card.

ARTICLE 10 - INDEMNIFICATION

Section 10.1 Indemnification by Merchant.

Merchant shall indemnify HSBC, its Affiliates, and their respective officers, employees, agents and directors (collectively, the “HSBC Indemnified Parties”) and hold the HSBC Indemnified Parties harmless, from any losses, damages, costs, expenses (including reasonable attorneys fees), liabilities, judgments, demands, offsets, defenses, counterclaims, actions, proceedings, claims or complaints incurred by any of the HSBC Indemnified Parties, regardless of the person, entity, or instrumentality making such assertion, arising out of: (i) Merchant’s failure to materially comply with this Agreement; (ii) anything done or not done by Merchant in connection with Card Sales, Card transactions or credits; (iii) anything done or not done by Merchant in connection with the furnishing of any Goods purchased by Cardholders; (iv) the death or injury to any person or the loss, destruction or damage to any property arising out of anything done or not done by Merchant in connection with the design, manufacture or furnishing by Merchant of any Goods purchased by Cardholders; (v) Merchant’s advertisements and promotions relating to the Card, credit terms or credit products which have not been approved by HSBC; (vi) any actual or alleged illegal or improper conduct of Merchant or its employees or agents in connection with any of the transactions contemplated by this Agreement; and (vii) any violation, or claimed violation, by Merchant of the Equal Credit Opportunity Act, Truth in Lending Act, or any other Applicable Laws.

Section 10.2 Indemnification by HSBC

HSBC shall be liable to and shall indemnify and hold harmless Merchant, its Affiliates, and their respective officers, employees, agents and directors (the “Merchant Indemnified Parties”) from any losses, damages, costs, expenses (including reasonable attorneys fees), liabilities, judgments, demands, offsets, defenses, counterclaims, actions, proceedings, claims or complaints incurred by any of the Merchant Indemnified Parties, regardless of the person, entity, or instrumentality making such assertion, arising out of (i) HSBC’s failure to materially comply with this Agreement; (ii) anything done or not done by HSBC in connection with such Cardholder’s Account; (iii) any actual or alleged illegal or improper conduct of HSBC, or its employees or agents with respect to the Card, a Card Sale, an Account or any other matters relating to the Program; (iv) any violation, or claimed violation, by HSBC , with respect to the application or Cardholder Agreement, or the Equal Credit Opportunity Act, Truth in Lending Act or any other Applicable Laws; and (v) the advertisements and promotions prepared by HSBC relating to the Card, credit terms or credit products. Notwithstanding the foregoing, the indemnification by HSBC shall not apply to any claim or complaint relating to the failure of Merchant to resolve a billing inquiry or dispute with a Cardholder relating to Goods or services purchased on the Card where such failure was not caused by HSBC .

Section 10.3 Notice of Claim.

In the event that HSBC or Merchant know of any facts which would lead to a claim or demand, receive a claim or demand, or be subject to any suit or proceeding, of which a claim may be made against the other under this Section (other than a claim, demand, suit or proceeding by a party to this Agreement against the other party to this Agreement that has not been initiated), the indemnified party shall give prompt written notice thereof to the indemnifying party and the indemnifying party will be entitled to participate in the settlement or defense thereof with counsel satisfactory to indemnified party at the indemnifying party’s expense. In any case, the indemnifying party and the indemnified party shall cooperate (at no cost to the indemnified party) in the settlement or defense of any such claim, demand, suit, or proceeding.

ARTICLE 11 - TERM AND TERMINATION

Section 11.1 Term.

This Agreement shall be effective as of the Effective Date when executed by authorized officers of each of the parties. It shall remain in effect through May 30, 2008 (“Initial Term”), and shall thereafter be automatically renewed for successive one (1) year terms (each a “Renewal Term”) unless and until terminated as provided herein. The termination of this Agreement shall not affect the rights and obligations of the parties with respect to transactions and occurrences that take place prior to the effective date of termination, except as otherwise provided herein.

Section 11.2 Termination.

This Agreement may be terminated:

(a)	by HSBC or Merchant, effective at the end of the Initial Term or any Renewal Term, upon at least one hundred eighty (180) days’ prior written notice to the other prior to the end of such term;

(b)	by HSBC upon written notice to Merchant if the aggregate dollar amount of all Sales Slips subject to Chargeback in any monthly billing cycle exceeds 5% of the total net balances of all Accounts at the end of such monthly billing cycle;

(c)	by HSBC or Merchant upon written notice to the other in the event the other party:

(i) shall elect to wind up or dissolve its operation or is wound up and dissolved;

(ii) becomes insolvent or repeatedly fails to pay its debts as they become due;

(iii) makes an assignment for the benefit of creditors;

(iv) files a voluntary petition in bankruptcy, or for reorganization or is adjudicated as bankrupt or insolvent;

(v) has a liquidator or trustee appointed over its affairs;

(vi) suffers a material adverse change in its financial condition as reasonably determined by the terminating party in that party’s sole discretion;

(vii) suspends or goes out of business or substantially reduces its business operations or sends a notice of a proposed bulk sale of all or part of its business;

(viii) materially breaches its obligations or any warranty or representation under this Agreement (subject to a reasonable cure within 60 days after written notice of such breach); or,

(ix) as reasonably determined by the terminating party, will not be able to perform its obligations under this Agreement;

(d)	by HSBC upon written notice to Merchant (i) if there occurs any material change in ownership of Merchant greater than fifty percent (50%), except that an attempt by Merchant to go public shall not for purposes of this subsection (d) be construed as a material change in ownership; (ii) if HSBC has reasonable cause to believe that Merchant, its agents or employees have engaged in any fraudulent activity in connection with any of the transactions contemplated by this Agreement; (iii) if HSBC receives a disproportionate number of Cardholder inquiries, disputes, or complaints; or (iv) if in HSBC’s judgment, any Applicable Law requires that this Agreement or either party’s rights or obligations hereunder be amended, modified, waived or suspended in any material respect, including, without limitation, the amount of finance charges or fees that may be charged or collected or the consumer rate that may be charged on purchases with the Card; or,

(e)	by Merchant or HSBC subject to Section 2.4(c) above.

HSBC shall not be entitled to terminate this Agreement pursuant to subsection (d)(i) due to any implementation of the RoomStore, Inc. Chapter 11 re-organization plan currently in place.

Section 11.3 Duties and Rights Upon Termination.

Upon termination of this Agreement, Merchant shall promptly submit to HSBC all Card Sales, Sales Slips, Credit Slips and other transaction documents or data made through the date of termination. In addition, Merchant shall promptly return all computer hardware and software, remote data entry terminals and peripherals and other equipment provided by HSBC in good working order and Merchant shall de-install from its operating system any program files provided by HSBC to Merchant. HSBC is not liable to Merchant for any direct or consequential damages that Merchant may suffer as a result of HSBC’s termination of this Agreement.

Section 11.4 Purchase Requirements.

Upon termination of this Agreement, Merchant, its successors and assigns shall have the option to purchase or arrange to purchase by a third party (“Nominated Purchaser”), the Accounts, without recourse to HSBC and without representations or warranty, express or implied. In order to exercise its option, Merchant shall notify HSBC no less than thirty (30) days prior to the effective date of termination of its intention to purchase the Accounts. If the purchase of the Accounts is not completed within ninety (90) days following the termination of this Agreement, and unless HSBC agrees to extend such time period, Merchant shall have no further rights to purchase the Accounts.

The purchase price for the Accounts acquired shall be 100% of the full amount of all of the outstanding Account balances, plus accrued interest and fees from the last billing cycle through the date of sale. The purchase price will not include any receivables that have been charged off.

Section 11.5 Survival.

The terms and provisions of Articles 6, 7, 8, 9, 10, 12 and Sections 5.6,11.3, 11.4,13.3, 13.4,13.5, 13.6, 13.7, 13.8, 13.9, 13.10, 13.23, 13.24, and 13.25 shall survive termination of this Agreement.

ARTICLE 12 - HOLDBACK

Section 12.1 Holdback

Upon any Notice of Termination, and for the sole purpose of settlement of Chargebacks, the parties agree that HSBC is authorized to holdback from amounts owed to Merchant hereunder (as specified in a written notice delivered by HSBC to Merchant at the time of the holdback), an aggregate amount equal to twelve (12) times the average Monthly Chargeback volume during the twelve Months preceding such termination (the “Holdback Amount”). HSBC’s right to holdback the Holdback Amount is only exercisable upon written notice delivered by HSBC promptly upon the delivery of a notice of termination (provided that if the Agreement is not terminated within six Months following the delivery of such notice of termination, HSBC shall promptly remit the remaining Holdback Amount in full.) The Holdback Amount shall be held in trust by HSBC for Merchant except to the extent HSBC is permitted to setoff amounts due by Merchant to HSBC for Chargebacks against the Holdback Amount. HSBC shall be permitted to setoff amounts due by Merchant to Bank against the Holdback Amount only to the extent (i) such setoff amounts are amounts of unresolved Chargebacks and (ii) Merchant has not otherwise remitted such Chargeback amounts as required by the terms and conditions of this Agreement. The parties further agree that the Holdback Amount less amounts applied by HSBC as stated above shall be paid to Merchant within twelve (12) Months after the effective date of termination.

ARTICLE 13 - MISCELLANEOUS

Section 13.1 Merchant Financial Information.

HSBC may annually review Merchant’s financial stability. To assist HSBC in doing this, Merchant shall deliver to HSBC a financial statement certified by a duly authorized officer or representative of Merchant with knowledge of the accuracy of the information contained therein, including, without limitation, all footnotes, and supporting materials with sufficient detail to accurately portray the financial condition of Merchant. Merchant warrants and represents that its financial statements submitted to HSBC by or on behalf of Merchant are true and accurate and Merchant agrees to supply such additional financial information as HSBC may reasonably request from time to time. Merchant understands that HSBC may verify the information on any financial statement or other information provided by Merchant and, from time to time, may seek credit and other information concerning Merchant from others and may provide financial and other information regarding the portfolio to its Affiliates or to others for purposes of its asset securitizations and sales.

Section 13.2 Securitization.

HSBC shall have the right to securitize the portfolio or any part thereof by itself or as part of a larger offering at any time. Such a securitization shall not affect Merchant’s rights or HSBC’s obligations with respect to customer service, payment processing, and collections. However, HSBC shall not securitize the Accounts in any manner that may encumber Merchant’s, or its third party designee’s, right to purchase the Accounts upon termination.

Section 13.3 Limited License

Merchant hereby authorizes HSBC for purposes of this Agreement to use Merchant’s Proprietary Designations on the Cards, applications, periodic statements, billing statements, collection letters or documents, promotional or advertising materials and otherwise in connection with the Program, subject to Merchant’s periodic reasonable review of such use and to such reasonable specifications of Merchant. Merchant represents and warrants that it has obtained appropriate federal and state trademark registrations to protect its interest in the use and ownership of its Proprietary Designations. Merchant shall, indemnify, defend and hold HSBC harmless from any loss, damage, expense or liability arising from any claims of alleged infringement of its Proprietary Designations (including reasonable attorneys’ fees and costs). Merchant may not use any name or service mark of HSBC or any of its Affiliates in any manner without the prior written consent of HSBC.

Section 13.4 Material Inducement

Merchant acknowledges and agrees that HSBC is specifically relying on the agreements, representations, warranties and waivers contained herein and that such agreements, representations warranties and waivers constitute a material inducement to HSBC to accept this Agreement and to enter into the transactions contemplated herein.

Section 13.5 Confidentiality

Merchant will keep confidential and not disclose to any person or entity (except to employees, officers, partners or directors of Merchant who are engaged in the implementation and execution of the Program) and shall use, or cause to be used, such Confidential Information solely for the purposes of the performance of Merchant’s obligations under the terms of this Agreement. HSBC will keep confidential and not disclose to any person or entity (except employees, officers, agents or directors of HSBC or its Affiliates who are engaged in the implementation and execution of the Program) this Agreement and any information that HSBC receives from Merchant which is designated confidential by Merchant. In the event HSBC sells or assigns the Accounts or any portion of the Accounts under the Program, unless prohibited by law, HSBC may disclose any Confidential Information under this provision reasonably necessary or required to effectuate such sale or assignment.

The confidentiality provisions set out herein do not apply to HSBC Holdings plc (“HSBC plc”) nor any subsidiary or division thereof other than HSBC Bank Nevada, N.A. except to the extent that HSBC plc staff or staff within such other subsidiary or division receive Confidential Information from HSBC plc, in which such case the obligations set forth herein will upon and from the date of such receipt be taken to apply to HSBC plc or any such other subsidiary or division.

Section 13.6 Information Security

Merchant has developed, implemented, and will maintain effective information security policies and procedures that include administrative, technical and physical safeguards designed to 1) ensure the security and confidentiality of Confidential Information provided to Merchant hereunder, 2) protect against anticipated threats or hazards to the security or integrity of such Confidential Information, 3) protect against unauthorized access or use of such Confidential Information, and (4) ensure the proper disposal of Confidential Information. All Merchant personnel handling such Confidential Information have been appropriately trained in the implementation of Merchant’s information security policies and procedures. Merchant regularly audits and reviews its information security policies and procedures to ensure their continued effectiveness and determine whether adjustments are necessary in light of circumstances including, without limitation, changes in technology, customer information systems or threats or hazards to Confidential Information.

Section 13.7 Privacy.

Merchant shall not make any unauthorized disclosure of or use any personal information of individual consumers which it receives from HSBC or on HSBC’s behalf other than to carry out the purposes for which such information is received, and Merchant and HSBC shall comply in all respects with all applicable requirements of Title V of the Gramm-Leach-Bliley Act of 1999 and its implementing regulations.

Section 13.8 Reports; Examination Rights.

Merchant shall keep an accurate record of all transactions that occur under this Agreement. HSBC or its agent may examine the books and records of Merchant that are relevant to this Agreement. Any such examination will be conducted during normal business hours upon no less than ten (10) days advance written notice to Merchant. Merchant will cooperate fully with HSBC and/or its agent and allow inspection of its relevant books and records in order to review and assess Merchant performance of and compliance with the terms of this Agreement including, without limitation, the sufficiency of Merchant information security policies and procedures with respect to HSBC’s Confidential Information. In evaluating the sufficiency of Merchant’s information security policies and procedures,

HSBC shall be provided access to reports of audits, tests and/or other evaluations of Merchant’s information security policies and procedures conducted by Merchant in the ordinary course of its business.

Section 13.9 OCC Examinations

Merchant acknowledges that, pursuant to 12 U.S.C. § 1867(c), its performance under this Agreement may be subject to examinations by the Office of the Comptroller of Currency.

Section 13.10 Merchant’s Agents.

In the event Merchant desires that HSBC provide a third party access to certain Program information of HSBC to which Merchant is otherwise entitled in connection with this Agreement, Merchant shall direct and authorize HSBC to do so, but before HSBC is obligated to do so, the following must occur: (a) Merchant shall enter into a written agreement with that third party pursuant to which that third party shall agree to act as Merchant’s agent in receiving information provided by HSBC , to only use such information as Merchant’s agent in connection with the Program and for no other reason, to use such information and to otherwise act in compliance with applicable law, including, without limitation, the Gramm-Leach-Bliley Act of 1999 and its implementing regulation; (b) Merchant shall provide a copy of such agreement to HSBC; (c) Merchant shall cause such agent to use any such information in accordance with the aforementioned agreement; and (d) such agent shall be required to enter into an agreement with HSBC which contains confidentiality provisions and other terms governing the provision of such information to that agent. Notwithstanding HSBC’s agreement with such agent, Merchant shall be responsible for the acts of that agent.

Section 13.11 Change in Ownership.

Merchant agrees to send HSBC at least thirty (30) days’ prior written notice of any change in Merchant’s name or location, any material change in ownership of Merchant’s business or any change in Sales Slip or Credit Slip information concerning Merchant.

Section 13.12 Nonwaiver.

Merchant’s liability under this Agreement shall not be affected by any settlement, extension, forbearance, or variation in terms that HSBC may grant in connection with any Sales Slip or Account or by the discharge or release of the obligations of the Cardholder(s) or any other person by operation of law or otherwise.

Section 13.13 Status of the Parties.

In performing their responsibilities pursuant to this Agreement, HSBC and Merchant are in the position of independent contractors, and in no circumstances shall either party be deemed to be the agent or employee of the other. This Agreement is not intended to create, nor does it create and shall not be construed to create, a relationship of principal and agent, partner or joint venturer or an association for profit between HSBC or Merchant. Any amounts ever owing by Merchant pursuant to this Agreement represent contractual obligations only and are not a loan or debt.

Section 13.14 Force Majeure.

Neither party to this Agreement shall be liable to the other by reason of any failure in performance of this Agreement in accordance with its terms if such failure arises out of a cause beyond the control and without the fault or negligence of such party. Such causes may include but are not limited to acts of God, of the public enemy or of civil or military authority, unavailability of energy resources, system or communication failure, delay in transportation, fires, strikes, riots or war. In the event of any force majeure occurrence, the disabled party shall use its best efforts to meet its obligations as set forth in this Agreement.

Section 13.15 Additional Products and Services.

HSBC and/or any of its Affiliates may at any time, whether during or after the term of this Agreement and whether the Accounts are owned by HSBC, solicit Cardholders for any other credit cards or other types of accounts or financial or insurance services or products offered by HSBC and/or any of its Affiliates.

Section 13.16 Notices.

All notices required or permitted by this Agreement shall be in writing and shall be sent to the respective parties as follows: if to HSBC, to the Attention of President, (with a copy to the Attention of General Counsel, HSBC Retail Services Law Department, 2700 Sanders Road, Prospect Heights, Illinois 60070); if to Merchant, to the Attention of Curtis Kimbrell, President & Chief Executive Officer and Lewis Brubaker, Senior Vice President & Chief Financial Officer at their respective addresses set forth on page five of this Agreement or such other addresses as each party may designate to the other by notice hereunder. Said notices shall be deemed to be received when sent to the above addresses (i) upon three (3) Business Days after deposit in the U.S. first class mail with postage prepaid, (ii) upon personal delivery, or (iii) upon receipt by telex, facsimile, or overnight/express courier service or mail.

Section 13.17 Amendments and Supplementary Documents.

Reference herein to “this Agreement” shall include any schedules, appendices, exhibits, and amendments hereto. HSBC may unilaterally amend this Agreement upon ten (10) days’ prior written notice to Merchant if such modification is reasonably determined by HSBC to be required by any state or federal law, rule, regulation, governmental or judicial order, opinion, interpretation or decision.

Any other amendment or modification to this Agreement must be in writing and signed by a duly authorized officer of HSBC and Merchant to be effective and binding upon the parties; no oral amendments or modifications shall be binding upon the parties.

Section 13.18 Assignment.

This Agreement is binding upon the parties and their successors and assigns. Notwithstanding, Merchant may not assign this Agreement without the prior written consent of HSBC. Any merger, consolidation, transfer of assets or other transfer of control (defined to be a transfer on a cumulative basis of more than 25% of voting control) shall be deemed to be an assignment expressly prohibited by this Section 13.18 without the prior written consent of HSBC. Any purported assignment without such consent shall be void. HSBC may without Merchant’s consent assign this Agreement or any of the rights or obligations hereunder to any Affiliate of HSBC at any time. In the event of such assignment, the assignee shall have the same rights, remedies and obligations as HSBC under this Agreement.

Section 13.19 Nonwaiver and Extensions.

This section intentionally omitted.

Section 13.20 Rights of Persons Not a Party.

This Agreement shall not create any rights on the part of any person or entity not a party hereto, whether as a third party beneficiary or otherwise.

Section 13.21 Section Headings.

The headings of the sections of this Agreement are for reference only, are not a substantive part of this Agreement and are not to be used to affect the validity, construction or interpretation of this Agreement or any of its provisions.

Section 13.22 Integrations.

This Agreement contains the entire agreement between the parties. There are merged herein all prior oral or written agreements, amendments, representations, promises and conditions in connection with the subject matter of this Amended and Restated Agreement. Any representations, warranties, promises or conditions not expressly incorporated herein shall not be binding on either party.

Section 13.23 Governing Law/Severability.

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the conflicts of law principles of Nevada. If any provision of this Agreement is contrary to Applicable Law, such provision shall be deemed ineffective without invalidating the remaining provisions hereof.

Section 13.24 Jurisdiction.

Any suit, counterclaim, action or proceeding arising out of or relating to this agreement must be brought by the parties solely in the United States District Court for the District of Delaware. Merchant and HSBC hereby irrevocably submit to the exclusive jurisdiction of such court and any appellate courts thereof for the purpose of any such suit, counterclaim, action, proceeding or judgment (it being understood that such consent to the exclusive jurisdiction of such courts waives any right to submit any disputes hereunder to any courts other than those above).

Section 13.25 WAIVER OF JURY TRIAL.

HSBC and Merchant hereby knowingly, voluntarily and intentionally waive any right to a trial by jury in any action, suit, proceeding or counterclaim concerning any rights under this agreement, any related document or under any other document or agreement delivered or which may in the future be delivered in connection herewith or therewith, or arising from any relationship existing in connection with this agreement, and agree that any such action, suit, proceeding or counterclaim shall be tried before a court and not before a jury; this provision is a material inducement for HSBC and merchant entering into this agreement.

IN WITNESS WHEREOF, HSBC and Merchant have caused their duly authorized representatives to execute this Merchant Agreement as of the date set forth above.

HSBC BANK NEVADA, N.A.		ATTESTED OR WITNESSED

By:	/s/ Richard C. Klesse	By:	/s/ Mary J. Balboa

Print Name:	Richard C. Klesse	Print Name:	Mary J. Balboa

Title:	Exec. Vice President	Title:	Exec. Asst.

ROOMSTORE, INC.		ATTESTED OR WITNESSED

By:	/s/ Lewis M. Brubaker, Jr.	By:	/s/ Brian D. Bertonneau

Print Name	Lewis M. Brubaker, Jr.	Print Name:	Brian D. Bertonneau

Title:	Sr. VP & CFO	Title:	S.V.P. & G.C.

54-1832498
RoomStore Inc.’s Federal Tax ID #:

Schedule 2.2

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Schedule 2.3

Promotional Credit Plan Discounts

(a) Merchant will pay HSBC and HSBC is permitted to deduct from funding, the Promotional Credit Plan Discounts as set forth in Table 2.3(a).

(b) The Promotional Credit Plan Discounts in Table 2.3(a) will not change prior to November 1, 2005. Beginning on November 1, 2005, the Promotional Credit Plan Discounts will adjust quarterly (i.e. every November 1, February 1, May 1, and August 1) based on the change, if any, in LIBOR measured at the end of the previous September, December, March, and June, respectively. The adjusted Promotional Credit Plan Discounts would equal the product of the LIBOR change (Current LIBOR minus Base LIBOR) multiplied by the particular multiplier provided in Table 2.3. Examples of two (2) LIBOR adjustments, representing a .25% increase and decrease in Base LIBOR are included below in Table 2.3(b)

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Schedule 2.6

Marketing Fund Contribution

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Schedule 4.1

Cardholder Terms and Conditions

(a) Annual Percentage Rate. The APRs to be charged on purchases with the Card shall remain at the levels current to the execution of this Agreement. For purposes of clarification, the current rates are as follows: the rate of the Prime Rate plus 14.4% for the Standard APR and the rate of the Prime Rate plus 18.4% for the Default APR.

Both parties agree that, following the Effective Date, HSBC may raise the APRs to be charged on purchases with the Card, to the rate of the Prime Rate plus 15.9% for the Standard APR and the rate of the Prime Rate plus 19.9% for the Default APR. Notwithstanding the foregoing, at all times subject to this Agreement, no APR shall exceed the maximum interest rate allowable by Applicable Law, and any APRs shall be subject to change from time to time by HSBC upon notice to Merchant.

(b) Cardholders or applicants will not be charged any application fees, annual membership or other periodic fees for the Card, or any other activity or inactivity fees.

(c) Cardholders will be charged fees for late or missed payments according to amounts established by HSBC.

(d) Grace Period. Cardholders will have a grace period before interest is charged or billed to an Account in accordance with the Cardholder Agreement.

(e) Late Fee Assessment Date. Cardholders will be assessed a late fee if the payment is not received by the payment due date.

(f) Minimum Payment. The Cardholder’s minimum monthly payment will be established by HSBC.

(g) Other Fees. Cardholders will not be charged an overlimit fee but will be charged for every returned check.

(h) Minimum Finance Charge. The Cardholder’s minimum finance charge will be established by HSBC.

(i) Both parties acknowledge that HSBC can, in its sole discretion, change any of the Cardholder Terms and Conditions, upon notice to Merchant, provided that any change is either consistent with Applicable Law, good business practice, or industry standard.

FIRST AMENDMENT TO THE

AMENDED AND RESTATED MERCHANT AGREEMENT

This First Amendment to this Amended and Restated Merchant Agreement (“First Amendment”) is made and entered into as of this 30 day of November, 2005 (“Amendment Effective Date”) by and between HSBC Bank Nevada, National Association (“HSBC”) and RoomStore, Inc. (“RoomStore”) to the Amended and Restated Merchant Agreement between the parties dated as of September 1, 2005 (“Agreement”).

WHEREAS, both parties desire to amend the provisions of the Agreement as provided herein.

NOW THEREFORE, in consideration of the mutual promises, covenants and agreements set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, HSBC and RoomStore do hereby agree as follows:

1. Insert a new Section 27 of the Agreement as follows:

“Section 2.7 Debt Cancellation.

HSBC may offer a Debt Cancellation Product to Cardholders as set forth in Schedule 2.7”

2. Insert a new Schedule 2.7 to the Agreement as follows:

“Schedule 2.7

DEBT CANCELLATION

1. Offering of Debt Cancellation. HSBC shall offer an optional debt cancellation product (“Debt Cancellation”) to all Cardholders (including potential Cardholders) which may be made available through the paper Card applications available at RoomStore’s point of sale (“POS”) and through other channels in the states agreed upon by the parties in accordance with the following terms. HSBC will enroll any Cardholder (including potential Cardholders) who requests enrollment; provided, however, that HSBC retains the right to deny Debt Cancellation benefits to any Cardholder who does not meet the contractual requirements.

2. Rights and Obligations of RoomStore.

(a)	Enrollment. For POS applications, RoomStore shall obtain the signature or initials of Cardholders on Debt Cancellation enrollment forms for those Cardholders who wish to enroll and transmit such Debt Cancellation enrollments to HSBC for processing.

(b)	Cardholder Inquiries. RoomStore shall refer all inquiries concerning Debt Cancellation to HSBC on a timely basis.

(c)	Cancellations and Claims. If any Cardholders direct cancellation or claim-related requests or inquiries to RoomStore, RoomStore shall forward any such requests or inquiries to HSBC on a timely basis.

3. Rights and Obligations of HSBC.

(a)	Debt Cancellation Forms. HSBC shall develop and print all required Debt Cancellation forms, including the contractual terms and conditions (“Debt Cancellation Terms and Conditions”). HSBC may, from time to time at its discretion, revise these forms or the information provided to RoomStore, and may require RoomStore to destroy and replace existing forms, including existing Card application forms if the enrollment forms are attached to or referenced in those forms.

(b)	HSBC shall promptly process all forms and send fulfillment packages to all Cardholders containing the Debt Cancellation Terms and Conditions and other information.

(c)	Fees. HSBC shall establish the applicable fees for all Debt Cancellation and will retain sole discretion to amend all applicable fees.

(d)	Claims. HSBC shall promptly process all claims submitted for Debt Cancellation (“Claims”), and shall maintain the following records of such Claims:

(i) Notification of Claim;

(ii) Proof of loss; and,

(iii) Correspondence.

HSBC shall be responsible for the administration, investigation, and verification of Claims in accordance with the Debt Cancellation Terms and Conditions.

(e)	Servicing. HSBC may enter into a servicing arrangement with any of its affiliates, whereby any such affiliate(s), on HSBC’s behalf, will perform the duties and obligations of HSBC hereunder.

4. Administrative Expense Allowance.

(a)	POS. Within fifteen (15) days after the end of each month, HSBC shall pay to RoomStore an administrative expense allowance of 35% of the amount equal to: (i) Debt Cancellation fees billed during that period minus (ii) any refunds of Debt Cancellation fees credited to Cardholder’s Accounts during that period (“Net Written Fees”) that was generated from POS business during that month.

(b)	Telesales. Within fifteen (15) days after the end of each month, HSBC shall pay to RoomStore an administrative expense allowance of 15% of Net Written Fees generated during that month from telesales.

(c)	Other Marketing Channels. Within fifteen (15) days after the end of each month, HSBC shall pay to RoomStore an administrative expense allowance of 15% of Net Written Fees generated during that month from all marketing channels other than POS and telesales, including but not limited to, billing statement inserts, card carriers and bangtails.”

3. The terms of this Amendment will remain confidential as provided in the Agreement.

To the extent the provisions of this First Amendment are inconsistent with the Agreement, this First Amendment shall govern.

This First Amendment supersedes all prior communications and shall be binding upon and inure to the benefit of the parties, their respective successors and assigns.

All capitalized terms not otherwise defined herein shall have the same meaning afforded them in the Agreement.

Except as otherwise modified herein, the terms and conditions of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused their authorized representatives to execute this First Amendment as of the Amendment Effective Date set forth above.

RoomStore, Inc.		HSBC Bank Nevada, National Association

By:	Lewis M. Brubaker, Jr	By:	Richard Klesse
Authorized Signature		Authorized Signature

Lewis M. Brubaker, Jr		Richard Klesse
Name (Type or Print)		Name

Sr. VP & CFO		EVP
Title		Title

SECOND AMENDMENT TO THE

AMENDED AND RESTATED MERCHANT AGREEMENT

This Second Amendment to the Amended and Restated Merchant Agreement (“Second Amendment”) is made and entered into as of the 27th day of March, 2007 (“Amendment Effective Date”) by and between HSBC Bank Nevada, N.A., (“HSBC”) and RoomStore, Inc. (“Merchant”) to that certain Amended and Restated Merchant Agreement dated as of September 1, 2005 and amended by the First Amendment to the Amended and Restated Merchant Agreement dated as of November 30, 2005 (the “Agreement”).

WHEREAS, the undersigned parties desire to further amend the Agreement;

NOW THEREFORE, in consideration of the mutual promises, covenants and agreements set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, HSBC and Merchant do hereby agree as follows:

1. A new Section 2.8 shall be added to the Agreement to read as follows:

“Section 2.8 Extended Credit Program

“HSBC and Merchant agree to establish an extended credit program (the “Extended Credit Program”) in accordance with the terms and conditions set forth in Schedule 2.8.”

2. A new Schedule 2.8 shall be added to the Agreement to read as follows:

Schedule 2.8

EXTENDED CREDIT PROGRAM

(a)	Credit Review. The parties acknowledge and agree that all Accounts established under the Extended Credit Program shall be within a range of acceptable creditworthiness determined by HSBC in its sole discretion.

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(d)	Termination. The Extended Credit Program may be terminated by either party upon ninety (90) days’ prior written notice to the other party. Any such termination shall be as to the Extended Credit Program only and shall not otherwise affect the Agreement.

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(f)	Marketing Fund. Card Sales on ECP Accounts shall not be included in Net Card Sales for the purpose of calculating HSBC’s Marketing Fund contribution pursuant to Section 2.6 of the Agreement.

(g)	Debt Cancellation. HSBC will offer a debt cancellation product (“Debt Cancellation”) under the Extended Credit Program, which may be made available through the Card Applications available at Merchant’s point-of-sale locations (“POS”) and through other channels, in accordance with the terms and conditions set forth in Schedule 2.7 of the Agreement, except that:

i.	Telesales. HSBC will not pay Merchant an administrative expense allowance for Net Written Fees generated from telesales.

ii.	Other Marketing Channels. HSBC will not pay Merchant an administrative expense allowance for Net Written Fees generated from any other marketing channels including but not limited to, billing statement inserts, card carriers and bangtails.

3.	To the extent the provisions of this Second Amendment are inconsistent with the Agreement, this Second Amendment shall govern.

4.	This Second Amendment supersedes all prior communications and shall be binding upon and inure to the benefit of the parties, their respective successors and assigns.

5.	All capitalized terms not otherwise defined herein shall have the same meaning afforded them in the Agreement.

6.	Except as otherwise modified herein, the terms and conditions of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties execute this Second Amendment by their authorized representatives.

HSBC Bank Nevada, N.A.		RoomStore, Inc.

By:	/s/ Brian W. Zimpel	By:	/s/ Lewis M. Brubaker, Jr.
Authorized Signature		Authorized Signature

Brian W. Zimpel		Lewis M. Brubaker, Jr.
Name (Type or Print)		Name (Type or Print)

Managing Director		Sr. VP & CFO
Title		Title

THIRD AMENDMENT TO THE

AMENDED AND RESTATED MERCHANT AGREEMENT

This Second Amendment to this Amended and Restated Merchant Agreement (“Third Amendment”) is made and entered into as of this     day of March, 2008 (“Amendment Effective Date”) by and between HSBC Bank Nevada, National Association (“HSBC”) and RoomStore, Inc. (“RoomStore”) to the Amended and Restated Merchant Agreement between the parties dated as of September 1, 2005 (“Agreement”), and the First and Second Amendments thereto.

WHEREAS, both parties desire to amend the provisions of the Agreement as provided herein.

NOW THEREFORE, in consideration of the mutual promises, covenants and agreements set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, HSBC and RoomStore do hereby agree as follows:

1.	Effective June 1, 2008, Section 1.1(h) will be replaced in its entirety as follows:

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(2 pages of confidential information omitted pursuant to the request for confidential treatment.)

6.	Schedule 2.7 will be re-titled “DEBT CANCELLATION/ENHANCEMENT SERVICES”

7.	Subsection 4 of Schedule 2.7 will be replaced in its entirety as follows:

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9.	A new Subsection 6 will be added to Schedule 2.7 as follows:

“6.	Effect of Termination. The parties understand and agree that HSBC’s obligation under this Schedule 2.7, including its obligation pay RoomStore the AEAs set forth in Sections 4 and Section 5 to Schedule 2.7, will automatically terminate effective immediately upon the date of the termination of Schedule 2.7 or the Agreement.”

10.	Subsection (d) of Schedule 2.8 will be replaced in its entirety with the following:

(d)	Termination. The Extended Credit Program may be terminated by either party upon one hundred twenty (120) days’ prior written notice to the other party. Any such termination shall be as to the Extended Credit Program only and shall not otherwise affect the Agreement except as described in Section 11.2(f).

11.	Section (a) of Schedule 4.1 will be replaced in its entirety with the following:

“(a) Annual Percentage Rate. The APRs to be charged on purchases with the Card shall be as follows: the rate of the Prime Rate plus 15.9% for the Standard APR and the rate of the Prime Rate plus 19.9% for the Default APR.

Notwithstanding the foregoing, at all times subject to this Agreement, no APR shall exceed the maximum interest rate allowable by Applicable Law, and any APRs shall be subject to change from time to time by HSBC upon notice to Merchant.”

12. The terms of this Amendment will remain confidential as provided in the Agreement.

To the extent the provisions of this Third Amendment are inconsistent with the Agreement or the First and Second Amendments thereto, this Third Amendment shall govern.

This Third Amendment supersedes all prior communications and shall be binding upon and inure to the benefit of the parties, their respective successors and assigns.

All capitalized terms not otherwise defined herein shall have the same meaning afforded them in the Agreement.

Except as otherwise modified herein, the terms and conditions of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused their authorized representatives to execute this Third Amendment as of the Amendment Effective Date set forth above.

RoomStore, Inc.		HSBC Bank Nevada, National Association

By:	/s/ Lewis M. Brubaker Jr.	By:	/s/ Mike Wheat
Authorized Signature		Authorized Signature

Lewis M. Brubaker Jr.		Mike Wheat
Name (Type or Print)		Name

Sr VP & CFO		V.P.
Title		Title

FOURTH AMENDMENT TO THE

AMENDED AND RESTATED MERCHANT AGREEMENT

This Fourth Amendment to this Amended and Restated Merchant Agreement (“Fourth Amendment”) is made and entered into as of this      day of April, 2008 (“Amendment Effective Date”) by and between HSBC Bank Nevada, National Association (“HSBC”) and RoomStore, Inc. (“RoomStore”) to the Amended and Restated Merchant Agreement between the parties dated as of September 1, 2005 (“Agreement”), and the First, Second and Third Amendments thereto.

WHEREAS, both parties desire to amend the Agreement as provided herein.

NOW THEREFORE, in consideration of the mutual promises, covenants and agreements set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, HSBC and RoomStore do hereby agree as follows:

1. The second paragraph of Section 2.4(c) will be deleted and replaced in its entirety with the following paragraph:

“Following the meeting, both parties will work in good faith over the next one hundred twenty (120) days (the “Approval Rate Cure Period”) to improve the credit customer quality and create a higher in-store application approval rate. If the credit customer quality improves, but the average in-store application approval rate does not then exceed 47% during the thirty (30) day period following the Approval Rate Cure Period, then either party shall have the right, for ninety (90) days following the expiration of the Approval Rate Cure Period, to notify the other of its intention to terminate this Agreement, provided Merchant has promoted the program to the consumers during the three consecutive months that resulted in such an Approval Rate Notice being issued.”

2. The terms of this Amendment will remain confidential as provided in the Agreement.

To the extent the provisions of this Fourth Amendment are inconsistent with the Agreement or the First, Second and Third Amendments thereto, this Fourth Amendment shall govern.

This Fourth Amendment supersedes all prior communications and shall be binding upon and inure to the benefit of the parties, their respective successors and assigns.

All capitalized terms not otherwise defined herein shall have the same meaning afforded them in the Agreement.

Except as otherwise modified herein, the terms and conditions of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused their authorized representatives to execute this Fourth Amendment as of the Amendment Effective Date set forth above.

RoomStore, Inc.		HSBC Bank Nevada, National Association

By:	/s/ Lewis M. Brubaker Jr.	By:	/s/ Mike Wheat
Authorized Signature		Authorized Signature

Lewis M. Brubaker Jr.		Mike Wheat
Name (Type or Print)		Name

Sr VP & CFO		SVP
Title		Title

FIFTH AMENDMENT TO THE

AMENDED AND RESTATED MERCHANT AGREEMENT

This Fifth Amendment to this Amended and Restated Merchant Agreement (“Fifth Amendment”) is made and entered into as of this      day of January, 2009 (“Amendment Effective Date”) by and between HSBC Bank Nevada, National Association (“HSBC”) and RoomStore, Inc. (“RoomStore”) to the Amended and Restated Merchant Agreement between the parties dated as of September 1, 2005 (“Agreement”), and the First, Second, Third and Fourth Amendments thereto.

WHEREAS, both parties desire to amend the Agreement as provided herein.

NOW THEREFORE, in consideration of the mutual promises, covenants and agreements set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, HSBC and RoomStore do hereby agree as follows:

1. The following definition is added as Section 1.1(jj) (directly following the definition of “Terminal,” which is currently designated as Section 1.1(ii)):

‘Liquidity Premium’ means the funding spread determined by the HSBC Treasury Group based on HSBC’s overall entity-wide funding review of market conditions, actual funding trends and transfer pricing levels and passed through to all individual HSBC business units and reset semi-annually.

2. The following definition is added as Section 1.1(kk):

‘“Current Liquidity Premium’ means the Liquidity Premium as of the Liquidity Premium Adjustment Date. Effective February 1, 2009, the Current Liquidity Premium will be adjusted based on an initial Liquidity Premium of 0.60%”

3. The following definition is added as Section 1.1(ll):

“‘Base Liquidity Premium’ means 0.00%.”

4. The following definition is added as Section 1.1(mm):

“‘Multiplier’ means the multiplier set forth in the Price Schedule for each Credit Promotion Plan.”

“‘Liquidity Spread’ means the difference between Current Liquidity Premium and Base Liquidity Premium.”

5. The following definition is added as Section 1.1(nn):

“‘LIBOR Spread’ means the difference between Current LIBOR and Base LIBOR.”

6. The following definition is added as Section 1.1(oo):

‘“Liquidity Premium Adjustment’ means the result of the appropriate Multiplier for the appropriate plan or promotion, multiplied by the difference between the Current Liquidity Premium and the Base Liquidity Premium.”

7. The following definition is added as Section 1.1(pp):

“LIBOR Adjustment” means the result of the appropriate Multiplier for the appropriate Credit Promotion Plan, multiplied by the LIBOR Spread.”

8. The following text will be added to the end of Section 2.3:

“HSBC reserves the right to withdraw the availability of Promotional Credit Plans at any time as it determines in its sole and reasonable discretion in connection with changes in Applicable Law, or regulatory guidance or direction.”

9. The following text will be added to the end of Table 2.3(a):

The Promotional Credit Plan discount fees shall be adjusted based upon changes in LIBOR and the Liquidity Premium. LIBOR will be adjusted on a quarterly basis (the “LIBOR Adjustment Date”), with the first adjustment to be made on February 1, 2009. The Liquidity Premium will be adjusted every 180 days (the “Liquidity Premium Adjustment Date”) and will remain in effect until the next Liquidity Premium Adjustment Date, with the first adjustment to be made on February 1, 2009. The new Promotional Credit Plan discount fees shall be determined and adjusted on each Adjustment Date (for example, the discount fees will be adjusted on February 1, 2009, based upon both the adjusted LIBOR and Liquidity Premium, on May 1, 2009 based on LIBOR only, and again on August 1, 2009, based upon both the adjusted LIBOR and Liquidity Premium). If the Liquidity Spread is more than 1.50% on any Liquidity Premium Adjustment Date, no increase will be made immediately. Rather the parties will meet within 30 days to discuss how to account for the amount of the Liquidity Spread over 1.50%. If the parties cannot reach a mutually satisfactory solution, either party will have the right to terminate the contract upon 180 days’ notice to the other party. The new Promotional Credit Plan discount fees shall be effective as to all Credit Promotion volume accepted and funded by HSBC for the next three (3) months starting immediately after the applicable Adjustment Date.

The new Promotional Credit Plan discount fees shall be determined by adding or subtracting the LIBOR Adjustment and the Liquidity Premium Adjustment to or from the base Promotional Credit Plan discount fee for each credit promotion.

10. Table 2.3(b) will be replaced in its entirety with the following new example:

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11. Subsection (b) of Schedule 2.8 will be replaced in its entirety with the following:

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12. The terms of this Amendment will remain confidential as provided in the Agreement.

To the extent the provisions of this Fifth Amendment are inconsistent with the Agreement or the First, Second, Third and Fourth Amendments thereto, this Fifth Amendment shall govern.

This Fifth Amendment supersedes all prior communications and shall be binding upon and inure to the benefit of the parties, their respective successors and assigns.

All capitalized terms not otherwise defined herein shall have the same meaning afforded them in the Agreement.

Except as otherwise modified herein, the terms and conditions of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused their authorized representatives to execute this Fifth Amendment as of the Amendment Effective Date set forth above.

RoomStore, Inc.		HSBC Bank Nevada, National Association

By:	/s/ Lewis M. Brubaker Jr.	By:	/s/ James M. Wheat
Authorized Signature		Authorized Signature

Lewis M. Brubaker Jr.		James M. Wheat
Name (Type or Print)		Name

Sr VP & CFO		S.V.P.
Title		Title